Exhibit 5.1

August 22, 2012

Motricity, Inc.

601 108th Avenue Northwest

Suite 900

Bellevue, WA 98004

Re:	Registration Statement for Motricity, Inc.

Ladies and Gentlemen:

We have acted as counsel to Motricity, Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company to its stockholders of record as of July 23, 2012 (the “Record Date”) of transferable subscription rights (the “Rights”) evidenced by a certificate (the “Rights Certificate”) entitling the holders thereof to purchase units, with each unit consisting of shares of the 13% Redeemable Series J Preferred Stock to be created, par value $0.001 per share, (the “Series J Stock”) and warrants (the “Common Stock Warrants”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Rights Offering”). The Series J Stock and the Common Stock Warrants comprising the unit will separate upon subscription of the Rights and the units will not trade as separate securities. The shares of Series J Stock and the Common Stock Warrants to be issued and sold by the Company upon exercise of the Rights are referred to as the “Rights Shares”. The Company has filed with the Securities and Exchange Commission (the “Commission”) (i) a Registration Statement on Form S-3 (No. 333-178309), as amended on Form S-1 (the “Original Registration Statement”) and (ii) a Registration Statement on Form S-1 to cover shares of Common Stock issuable upon exercise of the Common Stock Warrants issued in the Rights Offering which also serves as a post-effective amendment to the Original Registration Statement (the “New Registration Statement”), to effect the registration of the Rights, the Rights Shares and the shares of Common Stock issuable upon exercise of the Common Stock Warrants under the Securities Act of 1933, as amended (the “Securities Act”). The Original Registration Statement includes a preliminary prospectus (the “Original Preliminary Prospectus”), and a prospectus filed with the Securities Exchange Commission on July 24, 2012 as such has been supplemented pursuant to prospectus supplements dated July 27, 2012 and August 13, 2012 (the “Original Prospectus”) and will include the Joint Preliminary Prospectus and Joint Final Prospectus (each as defined below). The New Registration Statement includes a preliminary prospectus (the “Joint Preliminary Prospectus”), and will include a final prospectus (the “Joint Final Prospectus”), each of which, pursuant to Rule 429 under the Securities Act of 1934 as amended, will constitute a combined prospectus relating to the offer and sale of Securities (as defined below) registered pursuant to the Original Registration Statement and the New Registration Statement. The Rights, the Rights Shares and the Common Stock issuable upon exercise of the Common Stock Warrants are collectively referred to herein as the “Securities.”

Motricity, Inc.

August 22, 2012

In connection with the registration of the Securities, we have examined, are familiar with, and have relied as to factual matters solely upon, copies of the following documents for the purpose of rendering this opinion (collectively, the “Documents”):

1.	the Original Registration Statement;

2.	the New Registration Statement;

3.	the Original Prospectus;

4.	the Joint Preliminary Prospectus;

5.	the forms of Rights Certificate;

6.	the Restated Certificate of Incorporation of the Company;

7.	the Form of Amended and Restated Certificate of Designations for the Series J Stock, filed with the New Registration Statement, as approved by the Company’s Board of Directors and to be filed with the Secretary of State of the State of Delaware;

8.	the Warrant Agreement by and between the Company and American Stock Transfer and Trust Company as Warrant Agent filed with the Original Registration Statement and incorporated by reference into the New Registration Statement (the “Warrant Agreement”);

9.	the Amended and Restated Bylaws of the Company; and

10.	the corporate minutes or other records of the Company pertaining to the Original Registration Statement, New Registration Statement and the Securities.

For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all

Motricity, Inc.

August 22, 2012

governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. We also have not made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

Our opinions contained herein are limited to the laws of the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

The opinions hereafter expressed with respect to the enforceability of the Securities are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth below, we are of the opinion that:

1.	The Rights have been duly authorized by all necessary corporate actions of the Company and constitute the valid and legally binding obligations of the Company.

2.	The shares of the Series J Stock to be issued in the Rights Offering have been duly authorized by all necessary corporate actions of the Company. When the Amended and Restated Certificate of Designations for the Series J Stock has been duly filed with the Secretary of State of the State of Delaware and accepted for record, and when issued and delivered against payment for them upon due exercise of the Rights as contemplated in the Registration Statements, each of the shares of Series J Stock will be validly issued, fully paid, and nonassessable.

Motricity, Inc.

August 22, 2012

3.	The Common Stock Warrants to be issued in the Rights Offering have been duly authorized by all necessary corporate actions of the Company. When the Warrant Agreement has been duly executed and delivered by the Company and American Stock Transfer and Trust Company as Warrant Agent, and when issued and delivered against payment for them upon due exercise of the Rights as contemplated in the New Registration Statement, each of the Common Stock Warrants will constitute the valid and legally binding obligations of the Company.

4.	The shares of Common Stock to be issued upon exercise of the Common Stock Warrants have been duly authorized by all necessary corporate actions of the Company and, when issued and delivered against payment for them upon due exercise of the Common Stock Warrants as contemplated in the New Registration Statement and the Warrant Agreement, each of the shares of Common Stock will be validly issued, fully paid, and nonassessable.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the post effective amendment to the Original Registration Statement as declared effective by the Securities and Exchange Commission on July 23, 2012 will be effective, (ii) the New Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective pursuant to the Securities Act of 1933, as amended, (iii) a Joint Final Prospectus and any other necessary prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iv) the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board of Directors of the Company or a committee thereto and there will not have occurred any change in law affecting the validity or enforceability of such Security, (v) a pricing committee of the Company’s Board of Directors will have taken action necessary to set the sale price of the Securities, which in no event shall be less than the par value of such securities, (vi) any investors exercising the Rights will actually pay in full all amounts that they have agreed to pay for the shares of Series J Stock and the Common Stock Warrants issuable upon such exercise and (vii) any investors exercising the Common Stock Warrants will actually pay in full all amounts that they have agreed to pay for the shares of Common Stock issuable upon such exercise.

We express no legal opinion upon any matter other than those explicitly addressed in the paragraphs numbered 1 through 4 above, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the New Registration Statement. We also consent to the use of our name in the Joint Prospectus and any related prospectus supplement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Motricity, Inc.

August 22, 2012

Very truly yours,

/s/ Brown Rudnick LLP

BROWN RUDNICK LLP

NEA/SPW/RER